PROXY TABULATOR

P.O. BOX 9112

FARMINGDALE, NY 11735

To vote by Internet

1)      Read the Proxy Statement/Prospectus and have the voting instruction card below at hand.

2)      Go to the website www.proxyvote.com

3)      Follow the instructions provided on the website.

To vote by Telephone

1)      Read the Proxy Statement/Prospectus and have the voting instruction card below at hand.

2)      Call 1-800-690-6903

3)      Follow the instructions.

To vote by Mail

1)      Read the Proxy Statement/Prospectus.

2)      Check the appropriate box on the voting instruction card below.

3)      Sign and date the voting instruction card.

4)      Return the voting instruction card in the envelope provided.

9999 9999 9999 9999

EQ ADVISORS TRUST’S (THE “TRUST”) BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT CONTRACTHOLDERS INSTRUCT AXA EQUITABLE LIFE INSURANCE COMPANY TO VOTE “FOR” THE FOLLOWING PROPOSAL:

PROPOSAL

1.     To approve the Plan of Reorganization and Termination adopted by the Trust’s Board of Trustees, with respect to the reorganization of the EQ/International ETF Portfolio, a series of the Trust, into the EQ/International Equity Index Portfolio, also a series of the Trust.

				For ☐	Against ☐	Abstain ☐
To Transact such other business that may properly come before the Meeting.
IF YOU SIGN AND RETURN THIS VOTING INSTRUCTION CARD WITHOUT DIRECTING US HOW TO VOTE, THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED “FOR” THE PROPOSAL.

NOTE: Please sign exactly as your name appears on the records of AXA Equitable Life Insurance Company and date. If joint owners, each holder should sign this Voting Instruction Card. When signing as attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give your full title. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (PLEASE SIGN WITHIN BOX)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting.

The Combined Proxy Statement and Prospectus is available at www.proxyvote.com.

VOTING INSTRUCTION CARD

SPECIAL MEETING OF THE SHAREHOLDERS TO BE HELD ON APRIL 30, 2015

The person signing on the reverse side of this card, the owner of one or more variable life insurance policies and/or variable annuity contracts or certificates (the “Contracts”) whose account value is invested in shares of EQ/International ETF Portfolio being acquired in the proposed Plan of Reorganization and Termination (the “ETF Portfolio”), a series of EQ Advisors Trust (the “Trust”), hereby instructs AXA Equitable Life Insurance Company, the owner of the shares of the Trust attributable to the Contracts and, therefore, a shareholder of the Trust, (i) to vote as indicated on the reverse side on the proposal that will be considered at the Special Meeting of the Shareholders of the ETF Portfolio, or any adjournment or postponement thereof (the “Meeting”), as described in the Trust’s Combined Proxy Statement and Prospectus dated March 23, 2015 (the “Proxy Statement/Prospectus”), (ii) to vote, in adjournment or postponement thereof, as described in the Proxy Statement/Prospectus, and (iii) to vote, in its discretion, on such other matters as may properly come before the Meeting.

This Voting Instruction Card is solicited by AXA Equitable Life Insurance Company as a shareholder of the Trust, Receipt of the Notice of Meeting, Contractholder Voting Instructions and the Trust’s Proxy Statement/Prospectus relating to the Voting Instruction Card is acknowledged by the person signing on the reverse side of this card.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

PROXY TABULATOR

P.O. BOX 9112

FARMINGDALE, NY 11735

To vote by Internet

1)      Read the Proxy Statement/Prospectus and have the proxy card below at hand.

2)      Go to the website www.proxyvote.com

3)      Follow the instructions provided on the website.

To vote by Telephone

1)      Read the Proxy Statement/Prospectus and have the proxy card below at hand.

2)      Call 1-800-690-6903

3)      Follow the instructions.

To vote by Mail

1)      Read the Proxy Statement/Prospectus.

2)      Check the appropriate box on the proxy card below.

3)      Sign and date the proxy card.

4)      Return the proxy card in the envelope provided.

9999 9999 9999 9999

EQ ADVISOR TRUST’S (the “Trust”) BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE FOLLOWING PROPOSAL:

PROPOSAL

1.     To approve the Plan of Reorganization and Termination adopted by the Trust’s Board of Trustees, with respect to the reorganization of the EQ/International ETF Portfolio, a series of the Trust, into the EQ/International Equity Index Portfolio, also a series of the Trust.

				For ☐	Against ☐	Abstain ☐
To Transact such other business that may properly come before the Meeting.
IF YOU SIGN AND RETURN THIS PROXY CARD WITHOUT DIRECTING US HOW TO VOTE, THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED “FOR” THE PROPOSAL.

NOTE: Please sign exactly as your name appears on the records of the Trust and date. If joint owners, each holder should sign this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give your full title. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (PLEASE SIGN WITHIN BOX)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting.

The Combined Proxy Statement and Prospectus is available at www.proxyvote.com.

EQ ADVISORS TRUST

PROXY CARD

SPECIAL MEETING OF THE SHAREHOLDERS TO BE HELD ON APRIL 30, 2015

This proxy is being solicited for the Board of Trustees of EQ Advisors Trust (the “Trust”) on behalf of the EQ/International ETF Portfolio being acquired in the proposed Plan of Reorganization and Termination (the “ETF Portfolio”), a series of the Trust. The person signing on the reverse side of this card hereby appoints as proxies Brian Walsh and James Kelly, and each of them (with power of substitution) (i) to vote as indicated on the reverse side on the proposal that will be considered at the Special Meeting of the Shareholders of the ETF Portfolio, or any adjournment or postponement thereof (the “Meeting”), as described in the Trust’s Combined Proxy Statement and Prospectus dated March 23, 2015 (the “Proxy Statement/Prospectus”), (ii) to vote, in adjournment or postponement thereof, as described in the Proxy Statement/Prospectus, and (iii) to vote, in his/her discretion, on such other matters as may properly come before the Meeting, with all the power that the person signing on the reverse side of this card would have if personally present. The shares represented by this proxy will be voted as instructed on the reverse side of this proxy card. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” the proposal.

Receipt of the Notice of Meeting and the Trust’s Proxy Statement/Prospectus accompanying this Proxy Card is acknowledged by the person signing on the reverse side of this card.

PLEASE SIGN AND DATE ON THE REVERSE SIDE